TARSUS PHARMACEUTICALS, INC. EXECUTIVE SEVERANCE AND CHANGE IN CONTROL AGREEMENT This Executive Severance and Change in Control Agreement (the “Agreement”) is made and entered into by and between [_________] (the “Executive”) and Tarsus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), effective as of [___________]. This Agreement provides severance and acceleration benefits in connection with certain qualifying terminations of Executive’s employment with the Company. [Upon its effectiveness, this Agreement shall supersede the severance benefits (including equity acceleration) set forth in Executive’s offer letter with the Company dated as of [_____] (the “Offer Letter”).]1 Certain capitalized terms are defined in Section 7. The Company and Executive agree as follows: 1. Severance Benefits. (a) Termination Not Involving a Change in Control. If Executive is subject to an Involuntary Termination which occurs more than three months prior to a Change in Control (if any) or more than twelve months after a Change in Control and Executive satisfies the conditions described in Section 1(c) below, then Executive shall be entitled to the following severance benefits: (i) a lump-sum cash severance payment equal to [six/twelve]2 months of Executive’s Base Salary; and (ii) if Executive elects to continue health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) following Executive’s termination of employment, then the Company will pay or reimburse Executive for the full amount of all applicable COBRA premiums for Executive and Executive’s eligible dependents (the “COBRA Benefit”) until the earliest of (a) the close of the [six/twelve]3 month period following Executive’s termination of employment, (b) the date Executive ceases to be eligible for COBRA continuation coverage for any reason, including plan termination, or (c) the date when Executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; provided, however, that if necessary to avoid adverse tax consequences to Executive or the Company, the Company, in its sole discretion, reserves the right to treat the COBRA Benefit as taxable income. (b) Involuntary Termination Involving a Change in Control. If Executive is subject to an Involuntary Termination which occurs within three months prior to, or twelve 1 To be included for all executives with severance benefits set forth in their offer letters. If any executive has equity acceleration in an award agreement that varies from the benefits provided herein and needs to be superseded, please advise and we can add an appropriate provision for it. 2 12 months for CEO and CXO agreements; 6 months for all other executives. 3 12 months for CEO and CXO agreements; 6 months for all other executives. Exhibit 10.2

-2- months following, a Change in Control and Executive satisfies the conditions described in Section 1(c) below, then Executive shall be entitled to the following severance benefits: (i) a lump-sum cash severance payment equal to [nine/twelve/eighteen]4 months of Executive’s Base Salary; (ii) the Bonus Payment; (iii) if Executive elects to continue health insurance coverage under COBRA following Executive’s termination of employment, then the Company will provide the COBRA Benefit until the earliest of (a) the close of the [nine/twelve/eighteen]5 month period following Executive’s termination of employment, (b) the date Executive ceases to be eligible for COBRA continuation coverage for any reason, including plan termination, or (c) the date when Executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; provided, however, that if necessary to avoid adverse tax consequences to Executive or the Company, the Company, in its sole discretion, reserves the right to treat the COBRA Benefit as taxable income; and (iv) unless the Company provides otherwise when an equity award is granted, 100% of the unvested portion of each outstanding equity award that Executive holds as of the Involuntary Termination will vest and, if applicable, become exercisable. In the case of equity awards subject to performance conditions, the unvested portion of the award will be determined based on achievement of the related performance goals at 100%. For avoidance of doubt, if Executive is subject to an Involuntary Termination that occurs within three months prior to a Change in Control, the portion of Executive’s then-outstanding and unvested equity awards that is eligible to vest and become exercisable pursuant to clause (iv) will remain outstanding for three months or the occurrence of a Change in Control, whichever is sooner, so that any additional benefits due pursuant to clause (iv) may be provided if a Change in Control occurs within three months after Executive’s Involuntary Termination, provided that in no event will any of Executive’s stock options remain outstanding beyond the option’s maximum term to expiration. If a Change in Control does not occur within three months after an Involuntary Termination, any unvested portion of Executive’s equity awards that remained outstanding following Executive’s Involuntary Termination will immediately and automatically be forfeited. (c) Preconditions to Severance and Change in Control Benefits / Timing of Benefits. As a condition to Executive’s receipt of any benefits described in Section 1, Executive shall execute and allow to become effective the Company’s then-standard general release of claims, comply with the Executive’s continuing obligations (including the return of Company property) to the Company, and, if requested by the Company, immediately resign from all positions Executive holds with the Company, including as a member of the Company’s Board of Directors and as a member of the board of directors of any subsidiaries of the Company. Executive must execute and return the release on or before the date specified by the Company, which will in no event be later than 50 days after Executive’s employment terminates. If Executive fails to return the release by the deadline or if Executive revokes the release, then Executive will not be entitled to the benefits described in this Section 1. All such benefits will be paid or provided within 60 days after Executive’s Involuntary Termination, or if later, on the date a Change in Control occurs. If such 60 day period spans calendar years, then payment will in any event be made in the second calendar year. 4 18 months for CEO agreement; 12 months for CXO agreements; 9 months for all other executives. 5 12 months for CEO and CXO agreements; 6 months for all other executives.

-3- 2. Section 409A. The Company intends that all payments and benefits provided under this Agreement or otherwise are exempt from, or comply with, with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) so that none of the payments or benefits will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted in accordance with such intent. For purposes of Code Section 409A, each payment, installment or benefit payable under this Agreement is hereby designated as a separate payment. In addition, if the Company determines that Executive is a “specified employee” under Code Section 409A(a)(2)(B)(i) at the time of Executive’s Separation, then (i) any severance payments or benefits, to the extent that they are subject to Code Section 409A, will not be paid or otherwise provided until the first business day following (A) expiration of the six-month period measured from Executive’s Separation or (B) the date of Executive’s death and (ii) any installments that otherwise would have been paid or provided prior to such date will be paid or provided in a lump sum when the severance payments or benefits commence. 3. Section 280G. Notwithstanding anything contained in this Agreement to the contrary, in the event that the payments and benefits provided pursuant to this Agreement, together with all other payments and benefits received or to be received by Executive (“Payments”), constitute “parachute payments” within the meaning of Code Section 280G, and, but for this Section 3, would be subject to the excise tax imposed by Code Section 4999 (the “Excise Tax”), then the Payments shall be made to Executive either (i) in full or (ii) as to such lesser amount as would result in no portion of the Payments being subject to the Excise Tax (a “Reduced Payment”), whichever of the foregoing amounts, taking into account applicable federal, state and local income taxes and the Excise Tax, results in Executive’s receipt on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of the Payments may be subject to the Excise Tax. If a Reduced Payment is to be made under this section, reduction of Payments will occur in the following order: reduction of cash payments, then cancellation of equity-based payments and accelerated vesting of equity awards, and then reduction of employee benefits. If accelerated vesting of equity awards is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant. In the event that cash payments or other benefits are reduced, such reduction shall occur in reverse order beginning with the payments and benefits which are to be paid furthest away in time. All determinations required to be made under this Section 3 (including whether any of the Payments are parachute payments and whether to make a Reduced Payment) will be made by an independent accounting firm selected by the Company. For purposes of making the calculations required by this section, the accounting firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonably, good faith interpretations concerning the application of Code Sections 280G and 4999. The Company will bear the costs that the accounting firm may reasonably incur in connection with the calculations contemplated by this Section 3. The accounting firm’s determination will be binding on both Executive and the Company absent manifest error. 4. Company’s Successors. Any successor to the Company to all or substantially all of the Company’s business and/or assets (whether pursuant to a Change in Control, direct or indirect, and whether by purchase, merger, consolidation, liquidation or otherwise) shall assume the Company’s obligations under this Agreement and agree expressly to perform the Company’s

-4- obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. 5. Miscellaneous Provisions. (a) Modification or Waiver. No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time. (b) Death of Executive. In the event of Executive’s death following a qualifying termination of employment pursuant to which the Executive is entitled to receive benefits pursuant to Section 1, but prior to the full payment thereof, such unpaid amounts will remain payable to the Executive, and all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms herein to the Executive’s estate. (c) Integration. This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements, whether written or oral, with respect to the subject matter of this Agreement. In the event of any conflict or inconsistency between the terms and conditions of this Agreement and the Offer Letter, the provisions of this Agreement shall govern. (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California. (e) Tax Withholding. Any payments provided for hereunder are subject to reduction to reflect applicable withholding and payroll taxes and other reductions required under federal, state or local law. (f) Notices. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office (attention General Counsel) and to the Executive at the address that he or she most recently provided to the Company in accordance with this Subsection (f). (g) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect. (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

-5- 6. At-Will Employment. Nothing contained in this Agreement shall (a) confer upon Executive any right to continue in the employ of the Company, (b) constitute any contract or agreement of employment, or (c) interfere in any way with the at-will nature of Executive’s employment with the Company. 7. Definitions. The following terms referred to in this Agreement shall have the following meanings: (a) “Base Salary” means Executive’s annual base salary as in effect immediately prior to Executive’s Involuntary Termination; provided, however, that in the event of a Resignation for Good Reason due to a material reduction in Executive’s base salary, “Base Salary” means Executive’s annual base salary as in effect immediately prior to such reduction or as in effect immediately prior to a Change in Control, whichever is greater. (b) “Bonus Payment” means a lump-sum cash payment equal to the sum of (i) a pro-rated portion of Executive’s target bonus amount for the year of termination and (ii) [75/100/150]6% of Executive’s target bonus amount for the year of termination. (c) “Cause” means (i) Executive’s unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company, (ii) Executive’s material breach of any agreement with the Company, (iii) Executive’s material failure to comply with the Company’s written policies or rules, (iv) Executive’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State, (v) Executive’s gross negligence or willful misconduct, (vi) Executive’s continuing failure to perform assigned duties after receiving written notification of the failure from the Company’s Board of Directors or (vii) Executive’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested such cooperation. (d) “Change in Control” means: (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then-outstanding voting securities; (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving 6 150% for CEO agreement; 100% for CXO agreements; 75% for all other executives.

-6- entity or its parent) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or (iv) Individuals who are members of the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Company’s Board of Directors over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Agreement, be considered as a member of the Incumbent Board. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any amount which is subject to Code Section 409A, then the transaction must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A. (e) “Involuntary Termination” means either (i) a Termination without Cause or (ii) a Resignation for Good Reason. (f) “Resignation for Good Reason” means a Separation as a result of Executive’s resignation from employment after one of the following conditions has come into existence without Executive’s consent: (i) a material diminution of Executive’s annual base salary, (ii) a material diminution of Executive’s authority, duties or responsibilities, or (iii) a material change in the geographic location at which Executive must perform services for the Company. In order to constitute a Resignation for Good Reason, Executive must give the Company written notice of the condition within 90 days after it comes into existence, the Company must fail to remedy the condition within 30 days after receiving Executive’s written notice and Executive must terminate his or her employment within 12 months after the condition came into existence. (g) “Separation” means a “separation from service” as defined in the regulations under Code Section 409A. (h) “Termination Without Cause” means a Separation as a result of the termination of Executive’s employment by the Company without Cause, provided Executive was willing and able to continue performing services within the meaning of Treasury Regulation 1.409A-1(n)(1).

-7- IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year indicated below. COMPANY Tarsus Pharmaceuticals, Inc. By: Name: Title: Date: EXECUTIVE By: Name: Title: Date: